Exhibit (h) i.i. 1.

AMENDMENT NO. 7 TO THE

PARTICIPATION AGREEMENT BY AND BETWEEN

GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN, SACHS & CO. AND

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 14 day of October, 2020 and amends the Participation Agreement made and entered into as of the 23rd day of October 1998, and amended on November 1, 1999, May 1, 2000, April 15, 2001, May 1, 2003, May 1, 2007, and October 1, 2016 (the “Participation Agreement”), by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN SACHS & CO. LLC, a New York limited liability company (the “Distributor”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Massachusetts (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement.

The parties hereby agree to amend the Participation Agreement as follows:

1.	Schedule 1, 2 and 3 of the Participation Agreement are amended to include the following variable life contracts:

Amendment No. 7 to Schedule 1

Name of Account and	Date Established by	SEC 1940 Act	Type of Product
Subaccounts	Board of Directors of	Registration Number	Supported by Account
the Company
Massachusetts Mutual	July 9, 1997	811-08619
Variable Annuity
Separate Account 4

Massachusetts Mutual	July 13, 1988	811-08075	SL9
Variable Life Separate			SL10
Account 1			SVUL
SVUL II
VUL Guard
SVUL Guard
VUL
VUL II
SL18
Massachusetts Mutual	August 17, 2020	N/A	Strategic Life 20
Variable Life Separate			Strategic Life 21
Account IX

Amendment No. 7 to Schedule 2

Policy Marketing	SEC 1933 Act	Name of Supporting	Annuity or Life
Name	Registration	Account
SL9	033-87904	SL9-9400	Life
SL10	333-65887	SL10-9800	Life
SVUL	333-41657	P1-98	Life
SVUL II	333-88503	P5-99M	Life
VUL Guard	333-101495	P3-2003	Life
SVUL Guard	333-114171	P5-2004	Life
VUL	333-49475	P2-98M	Life
VUL II	333-50410	P2-2001	Life
SL18	333-215823	ICC16SL18	Life
Strategic Life 20	N/A	SLP20-2021	Life

Strategic Life 21	N/A	SLP20-2021	Life

Amendment No. 7 to Schedule 3

Contract Marketing Name	Trust Classes and Series
Any variable life or variable annuity contracts	All Goldman Sachs Variable Insurance Trust
issued by the separate accounts referenced below.	Funds (All Share Classes)

Separate Accounts:

Massachusetts Mutual Variable Annuity Separate
Account 4

Massachusetts Mutual Variable Life Separate
Account 1

Massachusetts Mutual Variable Life Separate
Account IX

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend Schedules 1, 2 and 3 in accordance with Article XI of the Agreement.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date:	By:	/s/ Francis Murphy
	Name:	Francis Murphy
	Title:	Managing Director

GOLDMAN, SACHS & CO.

Date:	By:	/s/ Marci Green
	Name:	Marci Green
	Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Date: October 14, 2020	By:	/s/ Michael S. Dunn
	Name:	Michael S. Dunn
	Title:	Head of Institutional Insurance

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